UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
LOS ANGELES REGIONAL OFFICE
444 SOUTH FLOWER STREET, SUITE 900
LOS ANGELES, CALIFORNIA 90071

DIRECT DIAL: (323) 965-3872
FAX NUMBER: (213) 443-1905

November 30, 2015

Kathleen Marcus, Esq.
Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660-6422

Re: In the Matter of Spectrum Pharmaceuticals, Inc. (LA-4261)

Dear Ms. Marcus:

We have concluded the investigation as to Spectrum Pharmaceuticals, Inc. Based on the information we have as of this date, we do not intend to recommend an enforcement action by the Commission against Spectrum Pharmaceuticals, Inc. We are providing this notice under the guidelines set out in the final paragraph of Securities Act Release No. 5310, which states in part that the notice "must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff's investigation." (The full text of Release No. 5310 can be found at: http://www.sec.gov/divisions/enforce/wells-release.pdf.)

Very truly yours,

Spencer E. Bendell
Assistant Regional Director